UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

Odyssey Semiconductor Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-234741	84-1766761
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9 Brown Road
Ithaca, NY 14850
(Address of Principal Executive Offices)

Registrant’s telephone number including area code: (607) 351-9768

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

On July 31, 2024, the Company published a press release to announce updated timelines about the plan to dissolve and liquidate the Company.

A copy of the press release is furnished hereto as Exhibit 99.1. The information contained in this Current Report on Form 8-K (including the exhibits) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 8.01 Other Events.

As previously announced by Odyssey Semiconductor Technologies, Inc. (the “Company” or “Odyssey”), the Company closed the sale of substantially all the asset of the Company to Power Integration, Inc. on July 1, 2024. The board of directors (“Board”) has now decided to proceed with the Plan of Dissolution, as approved by the stockholders at a special meeting (the “Special Meeting”) on June 3, 2024 to liquidate and dissolve the Company, and to announce its intent to declare a liquidating cash distribution at the conclusion of the liquidation process.

Regulatory Requirements

Under the Plan of Dissolution, the Company’s board of directors (the “Board”) may, at is option, choose to follow Sections 280 and 281(a) of the Delaware General Corporation Law (DGCL) to liquidate and dissolve the Company.

Under the relevant provisions, the Company shall
•         set an effective date (the “Effective Date”) for the filing of a certificate of dissolution with the Secretary of State for the State of Delaware.
•         Following the Effective Date, the Company
o         (a) shall immediately cease to conduct any business,
o         (b) mail a notice of dissolution to known claimants and holders of known contingent or unliquidated claims against the Company and publish in a major newspaper in Ithaca, New York, and New Castle, Delaware, respectively, for two consecutive weeks, to provide notices for any potential claimants to raise claims within a 60-day window, after which the Company shall have up to 90 days to accept or reject any claims received during the period;
o         (c) after all claims are properly accepted or rejected, pay such uncontested claims or obligations to such parties or as may be negotiated by the Company;
o         (d) after all claims are properly accepted or rejected, file an action in the Delaware Court of Chancery for the court to determine an amount of security, if any, that the Company shall be required to set aside for any contingent or unliquidated claims against the Company.
•         No earlier than 150 days after all claims are properly accepted or rejected, if any asset remains after satisfaction and payment of such claims and obligations known to the Company and the posting of any security required by the Delaware Court of Chancery, distribute such remaining asset to the stockholders of the Company at a pro rata basis, in such amount and at such time(s), at the Board’s discretion.

As required by Rule 10b-17 of the Securities and Exchange Commission and Rule 6490 of the Uniform Practice Code of the Financial Industry Regulatory Authority (FINRA), any liquidation distribution the Company intends to distribute constitutes a “corporate action” that the Company shall notify FINRA at least 10 days before the effective date of such action.

Dissolution Timeline

The Company intends to set August 19, 2024 (or such later date that FINRA completes processing our corporate action) as the final record date (the “Final Record Date”) for its dissolution. It intends to promptly notify FINRA within this week of the proposed corporate action.

Under the proposed timeline, we shall file the certificate of dissolution with the State of Delaware on the Final Record Date. Following the processing of the corporate action by FINRA on or around the Final Record Date, we expect that FINRA shall remove the quotation of our common stock on the OTC Expert Market. We will also close our stock transfer book on the Final Record Date, meaning that the recording of transfers of our common stock shall be discontinued. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law, and we will not issue any new stock certificates.

Immediately after the Final Record Date, as provided under the Plan of Dissolution, the Company shall cease business operations immediately and the Board intends to follow the procedures set forth under Sections 280 and 281(a) of the Delaware General Corporation Law (DGCL) to complete the dissolution and liquidation process. Under Delaware law, following the Final Record Date, we shall mail a notice of dissolution to known claimants and holders of contingent contractual claims of the Company, if any, and publish in a major newspaper in Ithaca, New York, and New Castle County, Delaware, respectively, for two consecutive weeks, to provide notice to any other claimants to present any claims within a 60-day window, after which the Company shall have up to 90 days to accept or reject any claims received during the period. After all known and presented claims are properly accepted or rejected, the Company shall pay such uncontested, fixed claims or obligations to such parties or as may be agreed upon between the Company and the claimant, file an action in the Delaware Court of Chancery for the court to determine an amount of security that the Company shall be required to set aside for any claims that are not paid, if any.

Declaration of Liquidation Distribution

Following the statutory process, we are required to wait a minimum of 150 days after the date of last rejection to initiate any distribution of a dividend to shareholders. Following this process, to the extent that any asset remains, the Company intends to declare a liquidating cash distribution

As of July 31, 2024, the Company has approximately $1,673,804 in its bank account, and has known liabilities and planned expenditures of approximately $150,000. The Company also has 14,600,881 shares of common stock issued and outstanding as of the date hereof. However, we are unable to predict the amount or range of the liquidating cash distribution, if any, as such amount can only be determined at the Board’s discretion after the payment of uncontested claims or obligations and determination by the court of adequate security for any contingent or unliquidated claims. Any distributions made by us will be made solely to the stockholders of record at the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law.

In addition, based on the Company estimate, the Company is expected to distribute the liquidating cash distribution between March and June 2025. However, we are currently unable to predict the precise timing of any such liquidating distributions or whether any liquidating distributions will occur at all. The timing of any such liquidating distributions will depend on and could be delayed by, among other things including by claim settlements with any creditors and the amount of any security required to be posted by the Delaware Court of Chancery. Additionally, any creditor could seek to require the posting of security, or larger security, for the payment of any contingent or unliquidated claims that may exist as of the time of dissolution. Any action of this type could delay or substantially diminish the amount available for such distribution to our stockholders.

Pursuant to Delaware law, the Company will continue to exist for three years after the dissolution or for such longer period as the Delaware Court of Chancery shall direct, or as may be required to resolve any pending claim or litigation matters, for the purpose of prosecuting and defending suits against us and enabling us to gradually close our business, to dispose of the Company’s assets, to discharge our liabilities (including posting of any security), and to distribute any remaining assets to stockholders the company.

As provided by the Plan of Dissolution, the Board may at any time turn management of the dissolution process over to a third party to complete the liquidation of our remaining assets and distribute the available proceeds to our stockholders. In addition, a number of our directors may resign from the Odyssey Board prior to or in connection with the filing of the Certificate of Dissolution. If management is turned over to a third party and all of our directors resign from the Odyssey Board, the third party would have sole control over the liquidation process, including the sale or distribution of any remaining assets.

OTC Market Trading

Following the Closing and pursuant to the Company’s confirmation with OTC Market, the common stock of Odyssey downgraded from the OTC QB Market to be quoted on OTC Pink Market on July 2, 2024.

On July 17, 2024, our common stock was downgraded to the OTC Expert Market by OTC Market Group Inc. from OTC Pink pursuant to Rule 15c2-11 of the Exchange Act which generally prohibits broker-dealers from publishing or submitting securities of private issuers in a quotation medium other than a national securities exchange, unless the issuer has made current financial and other information publicly available as specified by the rule. Quotations in Expert Market securities are restricted from public viewing and only broker-dealers and professional or sophisticated investors are permitted to view quotations in Expert Market securities. Our securities could be particularly illiquid due to being quoted on this market.

Over the counter securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over the counter issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Following the processing of the corporate action by FINRA on or around the Final Record Date, we expect that FINRA shall remove the quotation of our common stock on the OTC Expert Market.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated July 31, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odyssey Semiconductor Technologies, Inc.

Date: July 31, 2024	By:	/s/ Richard Brown
Name: Richard Brown
Title: Chief Executive Officer